Investors:	Sue Pirri	sue.pirri@autodesk.com	415-507-6467
	Katie Blanchard	katherine.blanchard@autodesk.com	415-507-6034
	John Clancy	john.clancy@autodesk.com	415-507-6373

Press:	Pam Pollace	pam.pollace@autodesk.com	415-547-2441
	Caroline Kawashima	caroline.kawashima@autodesk.com	415-547-2498

AUTODESK REPORTS RECORD REVENUES OF $526 MILLION
Raises Revenue and Earnings Guidance for Fiscal 2008

SAN RAFAEL, Calif., August 16, 2007-- Autodesk, Inc. (NASDAQ: ADSK) today reported record quarterly revenues of $526 million, an increase of 17 percent over the second quarter of the prior fiscal year. Second quarter net income was $92 million, or $0.38 per diluted share, on a GAAP basis and $108 million, or $0.44 per diluted share on a non-GAAP basis. Net income in the second quarter of the prior year was $87 million, or $0.36 per diluted share on a GAAP basis, and $96 million, or $0.39 per diluted share on a non-GAAP basis. A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

“During the second quarter, we executed extremely well -- driving widespread adoption of our 3D and 2D tools, continuing to increase new seat revenue, and increasing sales in emerging economies,” said Carl Bass, Autodesk president and CEO. “We have been able to grow significantly by addressing our customers’ competitive challenges. Our numbers demonstrate that we continue to win market share as our revenues have increased significantly faster than our competitors. As a result, we are again raising our guidance for fiscal 2008, to reflect our confidence in our financial performance for the remainder of the fiscal year.”

Operational Highlights
Autodesk’s performance in the second quarter was driven by strong increases in revenue from model-based 3D and 2D vertical design products, revenue in the emerging economies, and revenue from new seats.

The Company’s model-based 3D products and 2D vertical products continue to increase their market penetration. As expected, the changes in dealer incentives implemented in the first quarter of fiscal 2008 are increasing focus on selling model-based 3D and 2D vertical products.

Combined revenues from the Company’s model-based 3D products, Inventor, Revit and Civil 3D software, increased 34 percent over the second quarter of fiscal 2007 to $122 million and comprised 23 percent of total revenues. In total, Autodesk shipped more than 39,000 commercial seats of 3D in the quarter including 21,000 seats of Revit, 11,000 seats of Inventor and 7,200 seats of Civil 3D. Revenues from 2D vertical products increased 22 percent compared to the second quarter of fiscal 2007.

Once again, emerging economies contributed robust growth in revenues. Revenues from the emerging economies in Asia Pacific, Eastern Europe, the Middle East and Latin America increased 37 percent over the second quarter of fiscal 2007 to $82 million and represented 15 percent of total revenues.

Revenues from new seats increased by 17 percent compared to the second quarter of last year. Revenues from new seats of Revit and AutoCAD Mechanical were particularly strong, increasing 56 percent and 54 percent, respectively, compared to the second quarter of last year.

Upgrade revenue and maintenance revenue from subscriptions combined increased 16 percent over the second quarter of fiscal 2007 to $178 million.  Maintenance revenue from subscriptions increased 27 percent compared to the second quarter of fiscal 2007 to $132 million. Deferred maintenance revenue from subscription increased $12 million sequentially and $100 million compared to the second quarter of fiscal 2007. Total upgrade revenues decreased 7 percent compared to the second quarter of fiscal 2007, as expected. Crossgrade revenue, which is included in total upgrade revenue, increased 29 percent over the second quarter of last year.

OTHER FINANCIAL HIGHLIGHTS FROM THE QUARTER ENDED JULY 31, 2007
•	Cash, cash equivalents and marketable securities were $827 million.
•
Total backlog increased $15 million sequentially to $433 million. Deferred maintenance revenues from subscription increased $12 million sequentially to $356 million. Unshipped product orders increased $2 million sequentially to $21 million.

•	Channel inventory decreased slightly from April 30, 2007, and was below the normal range of three to four weeks.
•	DSO was 48 days.
•	Capital expenditures were $11 million.
•	$84 million was received from employees for the issuance of 5.2 million shares under employee stock plans during the quarter
•	7.1 million shares were repurchased for $325 million under the Company’s previously existing share repurchase plan. 9.2 million shares remain under the share repurchase authorization.
•	There were approximately 229 million total shares outstanding and 243 million diluted GAAP basis shares and 244 million diluted non-GAAP basis shares outstanding in the second quarter.
•	Revenues in the Americas increased 16 percent over the second quarter of fiscal 2007 to $195 million.
•	Revenues in EMEA increased 17 percent over the second quarter of fiscal 2007 to $204 million.
•	Revenues in Asia Pacific increased 18 percent over the second quarter of fiscal 2007 to $127 million. Revenues in Japan increased 5 percent compared to the same quarter of last year.

Business Outlook

The following statements are forward-looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below.

Third Quarter Fiscal 2008
Net revenues for the third quarter of fiscal 2008 are expected to be in the range of $530 million to $540 million. GAAP earnings per diluted shares are expected to be in the range of $0.34 and $0.36. Non-GAAP earnings per diluted shares are expected to be in the range of $0.47 and $0.49 and exclude $0.11 related to stock based compensation expense as required by SFAS 123R and $0.02 for the amortization of acquisition related intangibles.

Fourth Quarter Fiscal 2008
Net revenues for the fourth quarter are expected to be between $575M and $585M. GAAP earnings per diluted share are expected to be in the range of $0.42 and $0.44. Non-GAAP earnings per diluted share are expected to be in the range of $0.52 and $0.54 and exclude $0.08 related to stock based compensation expense as required by SFAS 123R and $0.02 for the amortization of acquisition related intangibles.

Full Year Fiscal 2008
For fiscal year 2008, net revenues are expected to be between $2.14 billion and $2.16 billion. Full year GAAP earnings per diluted share are expected to be in the range of $1.48 and $1.52. Non-GAAP earnings per diluted share are expected to be in the range of $1.87 and $1.91 and exclude $0.29 related to stock based compensation expense as required by SFAS 123R, $0.04 reimbursement to employees for tax issues arising from the voluntary stock option review and $0.06 for the amortization of acquisition related intangibles.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding anticipated market trends and other statements regarding our expected performance. Factors that could cause actual results to differ materially include the following: general market and business conditions, our performance in particular geographies, including emerging economies, difficulties encountered in integrating new or acquired businesses and technologies, unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth opportunities, slowing momentum in maintenance or subscription revenues, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, fluctuation in foreign currency exchange rates, failure to achieve continued cost reductions and productivity increases, failure to achieve continued migration from 2D products to 3D products, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, the financial and business condition of our reseller and distribution channels, interruptions or terminations in the business of the Company’s consultants or third party developers, and unanticipated impact of accounting for technology acquisitions.

Further information on potential factors that could affect the financial results of Autodesk are included in the Company’s reports on Form 10-K for the year ended January 31, 2007 and Form 10-Q for the quarter ended April 30, 2007 which are on file with the Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Earnings Conference Call and Webcast
Autodesk will host its second quarter conference call today at 5:00 p.m. EDT.  The live announcement may be accessed at www.autodesk.com/investors or by dialing 800-638-4817 or 617-614-3943 (passcode: 94897365).  An audio webcast or podcast of the call will be available at 7:00 pm EDT at www.autodesk.com/investors. This replay will be maintained on our website for at least twelve months. An audio replay will also be available for one month beginning at 7:00 pm EDT by dialing 888-286-8010 or 617-801-6888 (passcode:  38088167).

About Autodesk
Autodesk, Inc. is the world leader in 2D and 3D design software for the manufacturing, building and construction, and media and entertainment markets. Since its introduction of AutoCAD software in 1982, Autodesk has developed the broadest portfolio of state-of-the-art digital prototyping solutions to help customers experience their ideas before they are real. Fortune 1,000 companies rely on Autodesk for the tools to visualize, simulate and analyze real-world performance early in the design process to save time and money, enhance quality and foster innovation. For additional information about Autodesk, visit http://www.autodesk.com.

Note: AutoCAD, Autodesk, Civil 3D, Inventor, and Revit are either registered trademarks or trademarks of Autodesk, Inc., in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders.

Autodesk, Inc.
Consolidated Statements of Income
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Net revenues:
License and other	$393.6	$345.5	$776.7	$694.9

Maintenance	132.3	104.1	257.7	190.7

Total net revenues	525.9	449.6	1,034.4	885.6

Cost of license and other revenues	49.6	53.6	100.1	101.1

Cost of maintenance revenues	2.3	2.2	4.4	4.6

Total cost of revenues	51.9	55.8	104.5	105.7

Gross margin	474.0	393.8	929.9	779.9

Operating Expenses:

Marketing and sales	198.8	167.5	391.3	337.9

Research and development	114.9	98.0	229.6	197.4

General and administrative	45.8	26.2	93.1	83.2

Total operating expenses	359.5	291.7	714.0	618.5

Income from operations	114.5	102.1	215.9	161.4

Interest and other income, net	3.4	2.8	13.2	6.3

Income before income taxes	117.9	104.9	229.1	167.7

Provision for income taxes	(26.3)	(18.1)	(54.2)	(32.4)

Net income	$91.6	$86.8	$174.9	$135.3

Basic net income per share	$0.40	$0.38	$0.76	$0.59

Diluted net income per share	$0.38	$0.36	$0.72	$0.55

Shares used in computing basic
net income per share	230.3	230.5	230.8	230.4

Shares used in computing diluted
net income per share	243.0	243.1	243.7	244.1

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	July 31,	January 31,
	2007	2007
	(Unaudited)	(Unaudited)

ASSETS:

Current assets:
Cash and cash equivalents	$774.9	$665.9
Marketable securities	52.0	112.0
Accounts receivable, net	278.4	301.3
Deferred income taxes	112.6	78.1
Prepaid expenses and other current assets	47.0	32.4
Total current assets	1,264.9	1,189.7

Computer equipment, software, furniture and leasehold improvements, net	66.5	65.6
Purchased technologies, net	51.2	51.3
Goodwill	365.7	355.3
Deferred income taxes, net	51.8	59.8
Other assets	78.0	75.8
	$1,878.1	$1,797.5

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$77.1	$61.0
Accrued compensation	102.5	120.7
Accrued income taxes	14.6	23.6
Deferred revenues	335.5	311.4
Other accrued liabilities	67.8	57.5
Total current liabilities	597.5	574.2

Deferred revenues	76.4	67.4
Long term income taxes payable	46.2	-
Other liabilities	45.3	40.9

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock	-	-
Common stock and additional paid-in capital	927.5	908.3
Accumulated other comprehensive income (loss)	4.5	(3.6)
Retained earnings	180.7	210.3
Total stockholders' equity	1,112.7	1,115.0
	$1,878.1	$1,797.5

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
	Six Months Ended
	July 31,
	2007	2006
	(Unaudited)

Operating Activities
Net income	$174.9	$135.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28.6	26.0
Stock-based compensation expense	35.9	41.7
Restructuring related charges, net	-	1.1
Charge for acquired in-process research and development	1.0	-
Changes in operating assets and liabilities, net of business combinations	87.8	48.8
Net cash provided by operating activities	328.2	252.9

Investing Activities
Purchases of available-for-sale marketable securities	(705.7)	(209.8)
Sales and maturities of available-for-sale marketable securities	765.7	272.9
Business combinations, net of cash acquired	(21.3)	(43.5)
Acquisition of equity investment	-	(12.5)
Capital and other expenditures	(18.2)	(18.4)
Other investing activities	-	(0.3)
Net cash provided by (used in) investing activities	20.5	(11.6)

Financing activities
Proceeds from issuance of common stock, net of issuance costs	83.8	64.2
Repurchases of common stock	(325.1)	(154.4)
Net cash used in financing activities	(241.3)	(90.2)

Effect of exchange rate changes on cash and cash equivalents	1.6	0.8

Net increase in cash and cash equivalents	109.0	151.9
Cash and cash equivalents at beginning of year	665.9	287.2
Cash and cash equivalents at end of period	$774.9	$439.1

Supplemental cash flow information:
Net cash paid during the period for income taxes	$23.5	$8.7

Supplemental non-cash investing activity:
Notes payable as partial consideration in business combinations	$2.6	$-

Autodesk, Inc.
Non-GAAP Consolidated Statements of Income
(See non-GAAP adjustments listed on the accompanying tables)
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Net revenues:
License and other	$393.6	$345.5	$776.7	$694.9

Maintenance	132.3	104.1	257.7	190.7

Total net revenues	525.9	449.6	1,034.4	885.6

Cost of license and other revenues	46.4	50.7	93.1	95.7

Cost of maintenance revenues	2.3	2.2	4.4	4.6

Total cost of revenues	48.7	52.9	97.5	100.3

Gross margin	477.2	396.7	936.9	785.3

Operating Expenses:

Marketing and sales	189.8	157.9	371.3	319.2

Research and development	107.4	91.0	212.9	183.5

General and administrative	39.3	33.3	79.8	67.2

Total operating expenses	336.5	282.2	664.0	569.9

Income from operations	140.7	114.5	272.9	215.4

Interest and other income, net	3.4	2.8	13.2	6.3

Income before income taxes	144.1	117.3	286.1	221.7

Provision for income taxes	(35.7)	(21.6)	(70.9)	(46.1)

Net income	$108.4	$95.7	$215.2	$175.6

Basic net income per share	$0.47	$0.41	$0.93	$0.76

Diluted net income per share	$0.44	$0.39	$0.88	$0.71

Shares used in computing basic
net income per share	230.3	230.5	230.8	230.4

Shares used in computing diluted
net income per share	244.3	244.6	245.0	245.9

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions)

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2007	2006	2007	2006
			(Unaudited)

GAAP cost of license and other revenues	$49.6	$53.6	$100.1	$101.1
SFAS 123R stock-based compensation expense	(1.1)	(1.3)	(1.7)	(2.2)
Employee tax reimbursements related to stock option review	-	-	(1.1)	-
Amortization of developed technology	(2.1)	(1.6)	(4.2)	(3.2)
Non-GAAP cost of license and other revenues	$46.4	$50.7	$93.1	$95.7

GAAP gross margin	$474.0	$393.8	$929.9	$779.9
SFAS 123R stock-based compensation expense	1.1	1.3	1.7	2.2
Employee tax reimbursements related to stock option review	-	-	1.1	-
Amortization of developed technology	2.1	1.6	4.2	3.2
Non-GAAP gross margin	$477.2	$396.7	$936.9	$785.3

GAAP marketing and sales	$198.8	$167.5	$391.3	$337.9
SFAS 123R stock-based compensation expense	(9.0)	(9.6)	(15.2)	(18.7)
Employee tax reimbursements related to stock option review	-	-	(4.8)	-
Non-GAAP marketing and sales	$189.8	$157.9	$371.3	$319.2

GAAP research and development	$114.9	$98.0	$229.6	$197.4
SFAS 123R stock-based compensation expense	(6.5)	(7.0)	(11.3)	(13.9)
Employee tax reimbursements related to stock option review	-	-	(4.4)	-
In-process research and development	(1.0)	-	(1.0)	-
Non-GAAP research and development	$107.4	$91.0	$212.9	$183.5

GAAP general and administrative	$45.8	$26.2	$93.1	$83.2
SFAS 123R stock-based compensation expense	(4.5)	(2.8)	(7.7)	(7.4)
Employee tax reimbursements related to stock option review	-	-	(1.7)	-
Litigation accrual	-	11.8	-	(5.0)
Amortization of customer relationships and trademarks	(2.0)	(1.9)	(3.9)	(3.6)
Non-GAAP general and administrative	$39.3	$33.3	$79.8	$67.2

GAAP operating expenses	$359.5	$291.7	$714.0	$618.5
SFAS 123R stock-based compensation expense	(20.0)	(19.4)	(34.2)	(40.0)
Employee tax reimbursements related to stock option review	-	-	(10.9)
Litigation accrual	-	11.8	-	(5.0)
Amortization of customer relationships and trademarks	(2.0)	(1.9)	(3.9)	(3.6)
In-process research and development	(1.0)	-	(1.0)	-
Non-GAAP operating expenses	$336.5	$282.2	$664.0	$569.9

GAAP income from operations	$114.5	$102.1	$215.9	$161.4
SFAS 123R stock-based compensation expense	21.1	20.7	35.9	42.2
Employee tax reimbursements related to stock option review	-	-	12.0	-
Litigation accrual	-	(11.8)	-	5.0
Amortization of developed technology	2.1	1.6	4.2	3.2
Amortization of customer relationships and trademarks	2.0	1.9	3.9	3.6
In-process research and development	1.0	-	1.0	-
Non-GAAP income from operations	$140.7	$114.5	$272.9	$215.4

GAAP provision for income taxes	$(26.3)	$(18.1)	$(54.2)	$(32.4)
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(9.4)	(3.5)	(16.7)	(13.7)
Non-GAAP provision for income taxes	$(35.7)	$(21.6)	$(70.9)	$(46.1)

GAAP net income	$91.6	$86.8	$174.9	$135.3
SFAS 123R stock-based compensation expense	21.1	20.7	35.9	42.2
Employee tax reimbursements related to stock option review	-	-	12.0	-
Litigation accrual	-	(11.8)	-	5.0
Amortization of developed technology	2.1	1.6	4.2	3.2
Amortization of customer relationships and trademarks	2.0	1.9	3.9	3.6
In-process research and development	1.0	-	1.0	-
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(9.4)	(3.5)	(16.7)	(13.7)
Non-GAAP net income	$108.4	$95.7	$215.2	$175.6

GAAP diluted net income per share	$0.38	$0.36	$0.72	$0.55
SFAS 123R stock-based compensation expense	0.09	0.08	0.15	0.18
Employee tax reimbursements related to stock option review	-	-	0.05	-
Litigation accrual	-	(0.05)	-	0.02
Amortization of developed technology	0.01	0.01	0.02	0.01
Amortization of customer relationships and trademarks	-	-	0.02	0.01
In-process research and development	-	-	0.00	-
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(0.04)	(0.01)	(0.07)	(0.06)
Non-GAAP diluted net income per share	$0.44	$0.39	$0.88	$0.71

GAAP diluted shares used in earnings per share calculation	242,986	243,119	243,665	244,025
Impact of SFAS123R on diluted shares	1,340	1,524	1,317	1,844
Non-GAAP diluted shares used in earnings per share calculation	244,326	244,643	244,982	245,869

Autodesk, Inc.
Non-GAAP Results Disclosure
(In millions)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenues, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock based compensation expense, employee tax reimbursements related to our stock option review, litigation expenses, in-process research and development expenses, restructuring expenses, amortization of purchased intangibles, and income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Fiscal Year 2008	QTR 1	QTR 2	QTR 3	QTR 4	YTD2008
Financial Statistics (in millions):
Total net revenues	$508	$526			$1,034
License and other revenues	$383	$394			$777
Maintenance revenues	$125	$132			$257

Gross Margin - GAAP	90%	90%			90%
Gross Margin - Non-GAAP	90%	91%			91%

GAAP Operating Expenses	$355	$359			$714
GAAP Operating Margin	20%	22%			21%
GAAP Net Income	$83	$92			$175
GAAP Diluted Net Income Per Share	$0.34	$0.38			$0.72

Non-GAAP Operating Expenses (1)(2)	$327	$337			$664
Non-GAAP Operating Margin (1)(3)	26%	27%			26%
Non-GAAP Net Income (1)(4)	$107	$108			$215
Non-GAAP Diluted Net Income Per Share (1)(5)	$0.44	$0.44			$0.88

Total Cash and Marketable Securities	$964	$827			$827
Days Sales Outstanding	47	48			48
Capital Expenditures	$7	$11			$18
Cash from Operations	$192	$136			$328
GAAP Depreciation and Amortization	$14	$15			$29

Revenue by Geography (in millions):
Americas	$185	$195			$380
Europe	$206	$204			$410
Asia/Pacific	$117	$127			$244

Revenue by Division (in millions):
Design Solutions Segment	$445	$459			$904
Platform Solutions and Emerging Business Division	$251	$241			$492
Architecture, Engineering and Construction Division	$100	$119			$219
Manufacturing Solutions Division	$94	$99			$193

Media and Entertainment Segment	$59	$62			$121

Other	$4	$5			$9

Other Revenue Statistics:
% of Total Rev from AutoCAD, AutoCAD upgrades and AutoCAD LT	43%	38%			40%
% of Total Rev from 3D design products	21%	23%			22%
% of Total Rev from Emerging Economies	14%	15%			15%
Upgrade Revenue (in millions)	$71	$46			$117

Deferred Maintenance Revenue (in millions):
Deferred Maintenance Revenue Balance	$343	$356			$356

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign
Currencies Compared to Comparable Prior Year Period (in millions):
FX Impact on Total Net Revenues	$19	$12			$31
FX Impact on Total Operating Expenses	$(5)	$(5)			$(10)
FX Impact on Total Net Income	$14	$7			$21

Operating Income (Loss) by Segment (in millions):
Design Solutions	$205	$212			$417
Media and Entertainment	$21	$22			$43
Unallocated amounts	$(125)	$(119)			$(244)

Common Stock Statistics:
GAAP Shares Outstanding	231,166,000	229,331,000			229,331,000
GAAP Fully Diluted Shares Outstanding	243,848,000	242,986,000			243,665,000
Shares Repurchased	-	7,062,000			7,062,000

Installed Base Statistics:
Total AutoCAD-based Installed Base	4,162,000	4,213,000			4,213,000
Total Inventor Installed Base	699,000	722,000			722,000
Total Subscription Installed Base	1,295,000	1,329,000			1,329,000

Fiscal Year 2008	QTR 1	QTR 2	QTR 3	QTR 4	YTD2008

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenues, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock based compensation expense, employee tax reimbursements related to our stock option review, litigation expenses, in-process research and development expenses, restructuring expenses, amortization of purchased intangibles, and income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

(2) GAAP Operating Expenses	$355	$359			$714
Stock-based compensation expense	(14)	(20)			(34)
Tax impact of stock option review	(11)	-			(11)
Amortization of customer relationships and trademarks	(2)	(2)			(4)
In-process research and development	-	(1)			(1)
Non-GAAP Operating Expenses	$328	$336	$-	$-	$664

(3) GAAP Operating Margin	20%	22%			21%
Stock-based compensation expense	3%	4%			3%
Tax impact of stock option review	2%	0%			1%
Amortization of developed technology	1%	0%			1%
Amortization of customer relationships and trademarks	0%	1%			0%
In-process research and development	0%	0%			0%
Non-GAAP Operating Margin	26%	27%			26%

(4) GAAP Net Income	$83	$92			$175
Stock-based compensation expense	15	21			36
Tax impact of stock option review	12	-			12
Amortization of developed technology	2	2			4
Amortization of customer relationships and trademarks	2	2			4
In-process research and development	-	1			1
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at the normalized rate	(7)	(10)			(17)
Non-GAAP Net Income	$107	$108			$215

(5) GAAP Diluted Net Income Per Share	$0.34	$0.38			$0.72
Stock-based compensation expense	0.06	0.09			0.15
Tax impact of stock option review	0.05	$-			0.05
Amortization of developed technology	0.01	0.01			0.02
Amortization of customer relationships and trademarks	0.01	-			0.01
In-process research and development	-	-			-
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at the normalized rate	(0.03)	(0.04)			(0.07)
Non-GAAP Diluted Net Income Per Share	$0.44	$0.44			$0.88